                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934




                       Date of Report: February 19, 1998
                       ---------------------------------
                        Date of earliest event reported)



                         Commission File Number 1-12486
                                                -------

                      ASSOCIATED ESTATES REALTY CORPORATION
             (Exact name of registrant as specified in its charter)





                   OHIO                                     34-1747603
-------------------------------------------                 ----------
      (State or other Jurisdiction of                      (IRS Employer
       Incorporation or organization)                      Identification
                                                              Number)

5025 Swetland Court, Richmond Heights, Ohio                 44143-1467
-------------------------------------------                 ----------
 (Address of Principal Executive Offices)                   (Zip Code)



                                 (216) 261-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5:  OTHER EVENTS

           On February 19, 1998, Associated Estates Realty Corporation (the "Company") acquired certain assets, consisting principally of a 316 suite multifamily property known as Country Club Apartments (the "Acquired Property") from Teachers Insurance and Annuity Association of America, a New York Corporation.

           With respect to the Acquired Property, the Company purchased all of the above named sellers' right, title and interest in the apartment complex and land together with all rights of way, easements, licenses, permits, fixtures, furnishings, equipment, the right to manage, other intangible assets, leases and tenancies, and all guaranties, warranties and other intangible rights pertaining to the Acquired Property.

           Neither the Company nor any of its shareholders owned any interests in the seller prior to the acquisition of the Acquired Property by the Company. The purchase price of the Acquired Properties was approximately $14.9 million, of which approximately $300,000 represented liabilities assumed.

           In determining the price paid for the Acquired Property, the Company considered the historical and expected cash flow from the Acquired Property, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Acquired Property, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties have recently sold, but determined the prices it was willing to pay for the Acquired Property primarily based on the factors discussed above. No independent appraisals were performed in connection with the acquisitions. The Company, after investigation of the property, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported to not be necessarily indicative of future expected operating results.

           Country Club Apartments, built in 1989, is a multifamily apartment property containing 316 suites located in Toledo, Ohio. The cash purchase price of the Acquired Property has been financed primarily with cash on hand made available through the Company's revolving credit facility (the "Line of Credit"). The Acquired Property has been operated, since construction, as rental property. The Company will manage the Acquired Property.

THE PROPOSED MERGER WITH MIG REALTY ADVISERS, INC. AND THE PROPOSED ACQUISITION OF MULTIFAMILY PROPERTIES

           The Company has entered into a definitive merger agreement with MIG Realty Advisors, Inc. ("MIGRA") and agreements to acquire certain assets, consisting principally of eight multifamily properties, from MIG Residential REIT, Inc. (collectively the "Proposed Acquisitions"). The Proposed Acquisitions are subject to customary conditions to closing, the receipt of a favorable opinion from Morgan Stanley Dean Witter Discover Co. as to the fairness of the Proposed Acquisitions and the approval of the Company's shareholders.

THE PROPOSED MERGER WITH MIG REALTY ADVISORS, INC.

           Pursuant to the terms of the merger agreement with MIGRA, the Company will also acquire the property management business of several of MIGRA's affiliates and the right to receive certain asset management fees. Founded in 1982, MIGRA currently manages, through its affiliated management companies, 36 Multifamily Apartment Properties containing 11,059 suites. MIGRA's asset management, property management, investment advisory and mortgage servicing operations are collectively referred to herein as the "MIGRA Operations".

           In exchange for their interest in MIGRA and the affiliated property management businesses, the shareholders of MIGRA will receive approximately 408,318 (based on the average closing prices of the Company's common shares for the 20 trading days preceding the date of the merger agreement price, which average price is $23.63) of the Company's common shares at the closing of the merger. Subject to the achievement of certain performance criteria, the shareholders of MIGRA have the opportunity to receive additional contingent consideration to be paid in the form of the Company's common shares. Such contingent consideration may have a value of up to $3.1 million and $6.4 million on the first and second anniversary of the merger, respectively. A portion of the shares to be issued will be based on the average closing price of the Company's common shares for the 20 days immediately preceding the contingent payment date. Assuming all contingent consideration is paid, the total purchase price for MIGRA, the property management business, will be approximately
$19.1 million.

           The Company may reduce the purchase price for the MIGRA Operations to the extent that any of MIGRA's or a MIGRA affiliate's advisory clients have not consented to the assignment of or have terminated any advisory, asset, property management or mortgage servicing agreement to the Company. Conversely, the purchase price may be increased to the extent that MIGRA enters into any new asset or property management or mortgage servicing agreement on or before the 90 days preceding the closing of the merger. In no event, however, will the amount of any price increase exceed the amount of any price decrease.

THE PROPOSED ACQUISITION OF MULTIFAMILY REAL ESTATE PROPERTIES.

           On January 28, 1998 (the "Contract Date"), the Company entered into agreements to acquire the Proposed Acquisition Properties, consisting principally of the multifamily properties further described as follows:


                                                                     Number of
    Name of Property                        Location                  Suites
    ----------------                        --------                  ------

20th and Campbell Apartments           Phoenix, Arizona                  204
Annen Woods Apartments                 Pikesville, Maryland              132
Desert Oasis Apartments                Palm Desert, California           320
Fleetwood Apartments                   Houston, Texas                    104
Hampton Point Apartments               Silver Springs, Maryland          352
Morgan Place Apartments                Atlanta, Georgia                  186
Peachtree Apartments                   St. Louis, Missouri               156
Windsor Falls Apartments               Raleigh, North Carolina           276

           Prior to the closing of the MIGRA transaction as discussed above, neither the Company nor any of its shareholders own any interests in the seller. The purchase price of the Proposed Acquisition Properties is approximately $108.5 million. As there is commonality of ownership, the purchase of the eight properties disclosed above is considered to be a single transaction.

           In determining the price to be paid for the Proposed Acquisition Properties, the Company considered the historical and expected cash flow from the Proposed Acquisition Properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Proposed Acquisition Properties, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties have recently sold, but determined the prices it was willing to pay for the Proposed Acquisition Properties primarily based on the factors discussed above. No independent appraisals were performed in connection with the acquisitions. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported to not be necessarily indicative of future expected operating results.

           The seller of the Proposed Acquisition Properties has agreed to exchange its assets for a combination of cash and an equity interest (the "Equity Consideration") in the Company totaling $108.5 million. The seller may elect to receive a portion of the total consideration in cash, up to a maximum of $11.1 million. The number of common shares issued will be determined based on the amount of Equity Consideration divided by the average closing price of the Company's common shares over the

20 day period preceding the purchase of the Proposed Acquisition Properties. For purposes of determining the number of shares issued as Equity Consideration, however, to the extent that the 20 day average price does not exceed the average closing price of the Company's common shares over the 20 day period preceding the Contract Date times 106%, no adjustment in the number of shares determined at the Contract Date will be made. The Company intends to finance any cash portion of the purchase price with borrowings made available through the Company's Line of Credit.

         There can be no assurances, however, that the Company will be successful in its attempts to acquire the Proposed Acquisition Properties currently under contract.

           The Proposed Acquisition Properties have been operated, since construction, as rental properties. The Company will manage all of the Proposed Acquisition Properties upon the consummation of the transaction.




PURCHASE OF THE MRT PROPERTIES

         On February 3, 1998, (as previously reported on the Company's Form 8-K dated February 3, 1998) in anticipation of the proposed merger with MIGRA and the purchase of the Proposed Acquisition Properties, the Company consummated the acquisition of three properties, two of which were indirectly owned by MIG Residential Trust ("MRT") and one of which was owned by MRT and Stonemark Equity Trust, each a client of MIGRA (collectively the "MRT Properties"). The aggregate purchase price of the MRT Properties was approximately $59.5 million, of which approximately $15.9 million represented assumed liabilities. The cash portion of the purchase price has been financed primarily through an unsecured 90-day term loan.

         The MRT Properties are further described as follows:

            Property                        Location             Year Built      Number of Suites
            --------                        --------             ----------      ----------------

The Falls Apartments              Duluth, Georgia                   1986                520
Reflections Apartments            Columbia, Maryland                1985                184
Cypress Shores Apartments         Coconut Creek, Florida            1991                300
                                                                                      -----
                                                                                      1,004


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

           This report includes (i) audited combined statement of revenue and certain expenses for the MRT Properties for the year ended December 31, 1997,
(ii) audited statement of revenue and certain expenses for the year ended December 31, 1997 for the Acquired Property, (iii) audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 for the MIG Residential REIT, Inc. ("MIG REIT") and (iv) audited combined financial statements for the year ended December 31, 1997 for MIG Companies, presented herein as the financial statements of the MIGRA Operations, along with unaudited combined financial statements for the years ended December 31, 1996 and 1995.

           The MRT Properties were acquired by the Company as previously reported on the Company's Form 8-K dated February 3, 1998.

         The financials of MIG REIT are presented herein as the financial statements of the Proposed Acquisition Properties. As discussed in Item 5 above, MIG REIT owns the eight operating properties being acquired by the Company. The related proforma financial information presented herein adjusts the MIG REIT historical financial statements for the operations not being acquired, principally those operations equivalent to a holding company.

Pro Forma Financial Information (Unaudited)

           Unaudited pro forma financial information of the Company and the Acquired Property, the MRT Properties, the Proposed Acquisition Properties and the MIGRA Operations is presented as follows:

         .    Condensed balance sheet as of December 31, 1997;

         .    Condensed statement of operations for the year ended
              December 31, 1997;

         . Estimated twelve-month pro forma statement of taxable net operating income and operating funds available.

Exhibits

   2.01 Second Amendment and Restated Agreement and Plan of Merger by and among Associated Estates Realty Corporation (the "Company"),
            MIG Realty Advisors, Inc. ("MIGRA") and the MIGRA Stockholders dated as of March __, 1998

   2.02 Purchase Agreement by and between MIG REIT/Morgan Place, Inc. and the Company dated as of January 28, 1998

   2.03 Purchase Agreement by and between MIG REIT/Annen Woods, Inc. and the Company dated as of January 28, 1998

   2.04 Purchase Agreement by and between MIG Peachtree Corporation and the Company dated as of January 28, 1998

   2.05 Purchase Agreement by and between MIG Fleetwood, Ltd. and the Company dated as of January 28, 1998

   2.06 Purchase Agreement by and between MIG REIT Falls, L.L.C. and the Company dated as of January 28, 1998

   2.07 Purchase Agreement by and between MIG Zoth & Campbell Corporation and the Company dated as of January 28, 1998

   2.08 Purchase Agreement by and between Desert Oasis Corporation and the Company dated as of January 28, 1998

   2.09 Purchase Agreement by and between MIG Hampton Corporation and the Company dated as of January 28, 1998

  23.01     Consent of Price Waterhouse LLP

  23.02     Consent of Ernst & Young LLP

                      ASSOCIATED ESTATES REALTY CORPORATION

                          INDEX TO FINANCIAL STATEMENTS


ACQUIRED PROPERTIES
     MRT PROPERTIES
     Report of Independent Certified Public Accountants                          F-2
     Combined Statement of Revenue and Certain Expenses
      for the year ended December 31, 1997                                       F-3
     Notes to Combined Statement of Revenue and Certain Expenses                 F-4

     COUNTY CLUB APARTMENTS
     Report of Independent Accountants                                           F-6
     Statement of Revenue and Certain Expenses for the year
      ended December 31, 1997                                                    F-7
     Notes to Statement of Revenue and Certain Expenses                          F-8

PROPOSED ACQUISITIONS
     MIG RESIDENTIAL REIT, INC.
     Consolidated Financial Statements for the years ended
      December 31, 1997, 1996 and 1995:
        Report of Independent Certified Public Accountants                       F-9
        Audited Consolidated Financial Statements
          Consolidated Balance Sheets                                            F-10
          Consolidated Statements of Income                                      F-11
          Consolidated Statements of Shareholders' Equity                        F-12
          Consolidated Statements of Cash Flows                                  F-13
          Notes to Consolidated Financial Statements                             F-14

     MIG COMPANIES
     Combined Financial Statements
        Report of Independent Certified Public Accountants                       F-23
          Combined Balance Sheets as of December 31, 1997
            and 1996 (unaudited)                                                 F-24
          Combined Statements of Operations for the years
            ended December 31, 1997, 1996 (unaudited) and
            1995 (unaudited)                                                     F-25
          Combined Statements of Shareholders' Equity for
            the years ended December 31, 1997, 1996
            (unaudited) and 1995 (unaudited)                                     F-26
          Combined Statements of Cash Flows for the years
            ended December 31, 1997, 1996 (unaudited) and
            1995 (unaudited)                                                     F-27
          Notes to Combined Financial Statements                                 F-29

     ASSOCIATED ESTATES REALTY CORPORATION
       PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     Condensed Balance Sheet as of December 31, 1997                             F-39
     Condensed Statement of Operations for the year
      ended December 31, 1997                                                    F-43
     Estimated Twelve-Month Pro Forma Statement of Taxable
      Net Operating Income and Operating Funds Available                         F-48

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors
 Associated Estates Realty Corporation

         We have audited the accompanying combined statement of revenue and certain expenses for certain multifamily properties (the Statement)for the year ended December 31, 1997. The Statement is the responsibility of management. Our responsibility is to express an opinion on the Statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Current Report on Form 8-K of Associated Estates Realty Corporation) as described in Note 2 to the Statement and is not intended to be a complete presentation of the combined revenue and expenses of the certain multifamily properties described in Note 1 to the Statement (the Acquired Properties).

         In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses for the Acquired Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                    ERNST & YOUNG LLP
                                                    /s/ Ernst & Young LLP


West Palm Beach, Florida
February 2, 1998

                      ASSOCIATED ESTATES REALTY CORPORATION
                                 MRT PROPERTIES
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                       FOR CERTAIN MULTIFAMILY PROPERTIES
                      FOR THE YEAR ENDED DECEMBER 31, 1997




Revenue
     Rental                                              $8,085,927
     Other                                                  309,452
                                                         ----------
                                                          8,395,379
Certain expenses
     Personnel                                              878,468
     Advertising                                            139,802
     Utilities                                              619,541
     Building and grounds repair and maintenance            689,041
     Real estate taxes and insurance                        931,824
     Other operating                                        259,037
                                                         ----------
                                                          3,517,713
                                                         ----------
Revenue in excess of certain expenses                    $4,877,666
                                                         ==========



   The accompanying notes are an integral part of these financial statements.

                      ASSOCIATED ESTATES REALTY CORPORATION
                                 MRT PROPERTIES
                         NOTES TO THE COMBINED STATEMENT
                         OF REVENUE AND CERTAIN EXPENSES
                       FOR CERTAIN MULTIFAMILY PROPERTIES


1.       OPERATING PROPERTIES

         The properties presented herein, referred to as the "MRT Properties," are summarized as follows:


                                                                       Year
    Property                        Location               Suites      Built
    --------                        --------               ------      -----

The Falls Apartments            Duluth, Georgia              520       1986
Reflections Apartments          Columbia, Maryland           184       1985
Cypress Shores Apartments       Coconut Creek, Florida       300       1991


         The combined statement of revenue and certain expenses include the operating results of each of the MRT Properties detailed above for the year ended December 31, 1997. The MRT Properties were purchased by Associated Estates Realty Corporation (the "Company") on February 2, 1998.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying combined statement of revenue and certain expenses (the "Statement") has been prepared on the accrual basis of accounting.

         The accompanying Statement is not representative of the actual operations for the period presented because certain expenses which may not be comparable to the expenses to be incurred by the Company in the future operations of the properties have been excluded. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest on debt and other general and administrative expenses not directly related to the future operations of the MRT Properties.

                      ASSOCIATED ESTATES REALTY CORPORATION
                                 MRT PROPERTIES
                         NOTES TO THE COMBINED STATEMENT
                         OF REVENUE AND CERTAIN EXPENSES
                 FOR CERTAIN MULTIFAMILY PROPERTIES - CONTINUED


INCOME RECOGNITION

         Rental income attributable to residential operating leases is recorded when due from tenants.

REPAIR AND MAINTENANCE

         Expenditures for maintenance and repairs are charged to operations as incurred. Betterments that improve or extend the life of the asset beyond its original condition are capitalized.

ADVERTISING EXPENSE

         The cost of advertising is expensed as incurred.

USE OF ESTIMATES

         The preparation of the Statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the Statement and accompanying notes. Actual results could differ from those estimates.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Associated Estates Realty Corporation

           We have audited the accompanying statement of revenue and certain expenses of Country Club Apartments for the year ended December 31, 1997. This historical statement is the responsibility of management. Our responsibility is to express an opinion on this historical statement based upon our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the historical statement, assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

           The accompanying historical statement is prepared on the basis described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Associated Estates Realty Corporation) and is not intended to be a complete presentation of the revenues and expenses of Country Club Apartments.

           In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Country Club Apartments on the basis described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Cleveland, Ohio
January 29, 1998

                      ASSOCIATED ESTATES REALTY CORPORATION
                             COUNTRY CLUB APARTMENTS
                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997




Revenue
     Rental income                                       $2,162,691
     Other income                                            45,184
                                                         ----------
                                                          2,207,875
Certain expenses
     Personnel                                              214,503
     Advertising                                             54,431
     Utilities                                               79,809
     Building and grounds repair and maintenance            214,676
     Real estate taxes and insurance                        286,887
     Other operating expenses                                51,002
                                                         ----------
                                                            901,308
                                                         ----------
Revenue in excess of certain expenses                    $1,306,567
                                                         ==========




   The accompanying notes are an integral part of this financial statement.

                      ASSOCIATED ESTATES REALTY CORPORATION
                             COUNTRY CLUB APARTMENTS
             NOTES TO THE STATEMENT OF REVENUE AND CERTAIN EXPENSES


1.       OPERATING PROPERTY

         Country Club Apartments (the "Property") is a multifamily apartment property containing 316 suites located in Toledo, Ohio. The Property was built in 1989 and was acquired by Associated Estates Realty Corporation (the "Company") on February 19, 1998.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying statement of revenue and certain expenses have been prepared on the accrual basis of accounting.

         The accompanying financial statement is not representative of the actual operations for the periods presented, because certain expenses which may not be comparable to the expenses to be incurred by the Company in the future operations of the properties have been excluded. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest expense and other general and administrative expenses not directly related to the future operations of Country Club Apartments.

INCOME RECOGNITION

         Rental income attributable to residential operating leases is recorded when due from tenants.

REPAIR AND MAINTENANCE

         Expenditures for maintenance and repairs are charged to operations as incurred. Betterments that improve or extend the life of the asset beyond its original condition are capitalized. Costs incurred in connection with resident turnover are charged to operations.

USE OF ESTIMATES

         The preparation of the statement of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the Statement and accompanying notes. Actual results could differ from those estimates.

               Report of Independent Certified Public Accountants



The Board of Directors and Shareholders
  MIG Residential REIT, Inc.

         We have audited the accompanying consolidated balance sheets of MIG Residential REIT, Inc. (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIG Residential REIT, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP
                                                         /s/ Ernst & Young LLP


West Palm Beach, Florida
January 28, 1998

                           MIG RESIDENTIAL REIT, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                           December 31
                                                      1997             1996
                                                  ------------     ------------
ASSETS
Real estate, net                                  $ 95,442,840     $ 75,829,988
Cash and cash equivalents                            3,820,352        3,056,332
Restricted cash                                        373,863          345,452
Other assets                                           541,694          191,997
                                                  ------------     ------------
Total assets                                      $100,178,749     $ 79,423,769
                                                  ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued
   expenses                                       $    704,791     $    417,687
  Security deposits payable and
   other liabilities                                   482,313          459,357
  Dividends payable                                  1,600,000          300,000
  Note payable under line of credit                 10,000,000               --
                                                  ------------     ------------
                                                    12,787,104        1,177,044
Shareholders' equity:
  Common stock:
    Class A, par value $.001 per share-950,000
    shares authorized, 89,467 and 85,260
    subscribed, 89,467 and 78,974 issued and
    outstanding at December 31, 1997 and 1996,
    respectively                                            89               85
   Class B, par value $.001 per
    share-50,000 shares authorized,
    25,000 shares issued and
    outstanding at December 31, 1997
    and 1996                                                25               25
Additional paid-in capital                          87,391,531       84,564,615
                                                  ------------     ------------
                                                    87,391,645       84,564,725

Subscriptions receivable, 6,286
  shares subscribed, not issued at
  December 31, 1996                                         --       (6,318,000)
                                                  ------------     ------------
                                                    87,391,645       78,246,725
                                                  ------------     ------------
Total liabilities and shareholders'
  equity                                          $100,178,749     $ 79,423,769
                                                  ============     ============

                            See accompanying notes.

                           MIG RESIDENTIAL REIT, INC.
                        CONSOLIDATED STATEMENTS OF INCOME




                                             FOR THE YEAR ENDED DECEMBER 31
                                          1997            1996           1995
                                       -----------     ----------     ----------
Revenue:
  Rental                               $13,583,335     $7,573,032     $2,730,693
  Interest                                 134,388         73,696        164,430
  Other                                    412,058        193,896         53,422
                                       -----------     ----------     ----------
                                        14,129,781      7,840,624      2,948,545

Expenses:
  Depreciation                           2,244,944      1,169,248        390,378
  Real estate taxes and insurance        1,474,995        793,965        318,626
  Salaries and employee benefits         1,488,730        727,493        261,135
  Management fees, related parties         959,293        602,733        212,863
  Repairs and maintenance                1,095,876        599,986        175,396
  Utilities                                722,229        311,708         99,321
  Professional fees                        273,196        146,837         49,808
  Interest                                 712,238             --             --
  Other                                  1,013,476        471,827        179,884
                                       -----------     ----------     ----------
                                         9,984,977      4,823,797      1,687,411
                                       -----------     ----------     ----------
Net income                             $ 4,144,804     $3,016,827     $1,261,134
                                       ===========     ==========     ==========



                            See accompanying notes.

                           MIG RESIDENTIAL REIT, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY





                                                     COMMON STOCK
                                ------------------------------------------------
                                          CLASS A                  CLASS B              ADDITIONAL
                                --------------------------  --------------------          PAID-IN
                                   SHARES        AMOUNT      SHARES      AMOUNT           CAPITAL
                                ------------  ------------  --------   ---------      --------------

Balance at January 1, 1995          32,500        $33            --        $--        $ 32,499,967
  Common stock subscribed           47,100         47            --         --          47,099,953
  Contributions from
   subscribing shareholders             --         --            --         --                  --
  Net income                            --         --            --         --                  --
  Proceeds from issuance of
   common stock                        196         --        25,000         25             220,798
  Distributions to
   shareholders                         --         --            --         --                  --
                                    ------        ---        ------        ---        ------------
Balance at December 31, 1995        79,796         80        25,000         25          79,820,718
  Common stock subscribed            4,922          5            --         --           4,999,995
  Contributions from
    subscribing shareholders            --         --            --         --                  --
  Net income                            --         --            --         --                  --
  Proceeds from issuance of
    common stock                       542         --            --         --             552,876
  Dividends declared                    --         --            --         --            (808,974)
                                                  ---        ------        ---        ------------
Balance at December 31, 1996        85,260         85        25,000         25          84,564,615
  Common stock subscribed            3,060          3            --         --           3,114,997
  Contributions from
   subscribing shareholders             --         --            --         --                  --
  Net income                            --         --            --         --                  --
  Proceeds from issuance of
   common stock                      1,147          1            --         --           1,187,115
  Dividends declared                    --         --            --         --          (1,475,196)
                                    ------        ---        ------        ---        ------------
Balance at December 31, 1997        89,467        $89        25,000        $25        $ 87,391,531
                                    ======        ===        ======        ===        ============


                                  RETAINED          SUBSCRIPTIONS
                                  EARNINGS           RECEIVABLE             TOTAL
                                ------------        -------------        ------------

Balance at January 1, 1995      $   (21,376)        $(32,500,000)        $    (21,376)
  Common stock subscribed                --          (47,100,000)                  --
  Contributions from
   subscribing shareholders              --           34,154,000           34,154,000
  Net income                      1,261,134                   --            1,261,134
  Proceeds from issuance of
   common stock                          --                   --              220,823
  Distributions to
   shareholders                  (1,231,624)                  --           (1,231,624)
                                -----------         ------------         ------------
Balance at December 31, 1995          8,134          (45,446,000)          34,382,957
  Common stock subscribed                --           (5,000,000)                  --
  Contributions from
    subscribing shareholders             --           44,128,000           44,128,000
  Net income                      3,016,827                   --            3,016,827
  Proceeds from issuance of
    common stock                         --                   --              552,876
  Dividends declared             (3,024,961)                  --           (3,833,935)
                                -----------         ------------         ------------
Balance at December 31, 1996             --           (6,318,000)          78,246,725
  Common stock subscribed                --           (3,115,000)                  --
  Contributions from
   subscribing shareholders              --            9,433,000            9,433,000
  Net income                      4,144,804                   --            4,144,804
  Proceeds from issuance of
   common stock                          --                   --            1,187,116
  Dividends declared             (4,144,804)                  --           (5,620,000)
                                -----------         ------------         ------------
Balance at December 31, 1997    $        --         $         --         $ 87,391,645
                                ===========         ============         ============

                            See accompanying notes.

                           MIG RESIDENTIAL REIT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                      FOR THE YEARS ENDED DECEMBER 31
                                                           1997                     1996                      1995
                                                       ------------             ------------             ------------
OPERATING ACTIVITIES
Net income                                             $  4,144,804             $  3,016,827             $  1,261,134
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation                                           2,244,944                1,169,248                  390,378
   Changes in operating assets and
    liabilities:
      Restricted cash                                       (28,411)                (175,326)                (170,126)
      Other assets                                         (349,697)                 (78,662)                (102,280)
      Accounts payable and accrued expenses                 287,104                   64,083                  353,604
      Security deposits payable and other
      liabilities                                            22,956                  143,868                  166,058
                                                       ------------             ------------             ------------
Net cash provided by operating activities                 6,321,700                4,140,038                1,898,768

INVESTING ACTIVITIES
Acquisition of operating real estate                    (20,386,593)             (42,752,360)             (33,381,756)
Payments for land and building improvements
 and furniture and equipment                             (1,471,203)                (783,928)                (354,570)
                                                       ------------             ------------             ------------
Net cash used in investing activities                   (21,857,796)             (43,536,288)             (33,736,326)

FINANCING ACTIVITIES
Contributions from subscribing shareholders               9,433,000               44,128,000               34,154,000
Proceeds from issuance of common stock                    1,187,116                  552,876                  220,823
Dividends paid to shareholders                           (4,320,000)              (3,533,935)              (1,231,524)
Proceeds from line of credit                             16,850,000                       --                       --
Repayments on line of credit                             (6,850,000)                      --                       --
                                                       ------------             ------------             ------------
Net cash provided by financing activities                16,300,116               41,146,941               33,143,199
                                                       ------------             ------------             ------------

Increase in cash and cash equivalents                       764,020                1,750,691                1,305,641
Cash and cash equivalents at beginning of
  year                                                    3,056,332                1,305,641                       --
                                                       ------------             ------------             ------------
Cash and cash equivalents at end of year               $  3,820,352             $  3,056,332             $  1,305,641
                                                       ============             ============             ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                 $    680,808             $         --             $         --
                                                       ============             ============             ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES
Accrued but unpaid dividends                           $  1,600,000             $    300,000             $         --
                                                       ============             ============             ============


         The consolidated statement of cash flows for the year ended December 31, 1995 excludes the effects of certain noncash investing activities relating to work holdbacks pursuant to certain purchase agreements, totaling $117,000, which are included in the cost of real estate acquired and security deposits payable and other liabilities in the consolidated balance sheet at December 31, 1995.

                           MIG RESIDENTIAL REIT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

         MIG Residential REIT, Inc. (the Company) is a corporation organized in May 1993 under the laws of the State of Maryland for the purpose of acquiring and managing a real estate portfolio consisting principally of operating residential apartment complexes throughout the United States. The Company has entered into an agreement with MIG Realty Advisors, Inc. (MIGRA), an entity affiliated with the Company by means of common management, which functions as its investment advisor.

CONSOLIDATION POLICY

         The consolidated financial statements include the accounts of the Company and eight entities which own operating residential apartment complexes, as discussed in Note 2. The Company has a 100% ownership interest in each of these entities. All significant transactions and accounts between the Company and the investee entities have been eliminated in consolidation.

REAL ESTATE

         Real estate is carried at cost.

         Costs directly related to the acquisition, renovation or improvement of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the acquisition is abandoned.

         Repairs and maintenance are expensed as incurred.

         The Company provides for depreciation using the straight-line method. Buildings and improvements are being depreciated over their estimated useful lives of 40 years. Land improvements, and furniture and equipment are depreciated over their estimated useful lives which range from five to seven years.

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

         Cash and cash equivalents and restricted cash include demand deposit accounts and other highly liquid investments with original maturity dates at date of purchase of three months or less. The Company minimizes its credit risk associated with cash and cash equivalents and restricted cash by utilizing high credit quality financial institutions.

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



         Restricted cash consists principally of cash restricted for the repayment of tenant security deposits.

LEASING ACTIVITIES

         Rental income consists of lease payments earned from tenants under lease agreements with terms of one year or less. Rental income is recorded on the accrual method of accounting for financial reporting and tax purposes.

         Costs directly related to the leasing of rental units, including commissions, are expensed as incurred.

ADVERTISING COSTS

         The Company expenses advertising costs as incurred. Advertising costs included in other expenses in the consolidated statements of income for the year ended December 31, 1997, 1996 and 1995 total approximately $408,000, $127,000 and $40,000, respectively.

INCOME TAXES

         The Company has elected to be taxed as a real estate investment trust
(REIT) under the Internal Revenue Code (the IRC) of 1986, as amended. As a REIT, the Company generally is taxed as a C corporation, the primary differences being that the Company will be allowed a deduction from taxable income for dividends paid to shareholders, and an excise tax may be imposed in the event dividend distributions are insufficient in any fiscal year. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUES OF FINANCIAL INSTRUMENTS

         The carrying amounts of cash and cash equivalents and

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


restricted cash approximates fair value. The carrying amount of note payable under the line of credit, which bears interest at a variable rate (see Note 3), also approximates fair value.

2. REAL ESTATE

         The Company's investments as of December 31, 1997 consist of the following:



                                                                                Date Property
         Entity Name              Nature (Location) of Property                   Acquired
         -----------              -----------------------------                   --------

MIG REIT/                     Morgan Place Apartments, 186-unit                 March 1995
 Morgan Place, Inc.            residential apartment complex
                               constructed in 1989
                               (Atlanta, Georgia)

MIG REIT/Annen                Annen Woods Apartments, 132- unit                 April 1995
 Woods, Inc.                   residential apartment complex
                               constructed in 1987
                               (Pikesville, Maryland)

MIG Peachtree                 Peachtree Apartments, 156-unit                    August 1995
 Corporation                   residential apartment complex
                               constructed in 1989
                               (Chesterfield, Missouri)

MIG Fleetwood, Ltd.           The Fleetwood Apartments, 104-unit                September 1995
                               residential apartment complex
                               constructed in 1993
                               (Houston, Texas)

MIG REIT Falls,               Windsor Falls Apartments, 276-unit                March, 1996
 L.L.C.                        residential apartment complex
                               constructed in 1994
                               (Raleigh, North Carolina)

MIG 20th & Campbell           20th & Campbell Apartments, 204-unit              July 1996
 Corporation                   residential apartment complex
                               constructed in 1989
                               (Phoenix, Arizona)

MIG Desert Oasis              Desert Oasis Apartments, 320-unit                 December 1996
 Corporation                   residential apartment complex
                               constructed in 1990
                               (Palm Desert, California)

MIG Hampton                   Hampton Point Apartments, 352-unit                February, 1997
 Corporation                   residential apartment complex
                               constructed in 1986
                               (Silver Spring, Maryland)


         The following summarizes the net capitalized cost of the Company's investments in operating real estate through the

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


entities listed above at December 31:


                                         1997                  1996
                                    --------------        --------------

Morgan Place Apartments             $    9,590,710        $    9,760,659
Annen Woods Apartments                   8,235,534             8,288,591
Peachtree Apartments                     8,618,887             8,725,625
The Fleetwood Apartments                 6,352,652             6,486,269
Windsor Falls Apartments                16,292,184            16,622,844
20th & Campbell Apartments              12,393,041            12,463,876
Desert Oasis Apartments                 13,282,864            13,482,124
Hampton Point Apartments                20,676,968                     -
                                    --------------        --------------
                                    $   95,442,840        $   75,829,988
                                    ==============        ==============

         Operating real estate held for income production and long-term appreciation at December 31 consists of the following:


                                         1997                  1996
                                    --------------        --------------

Land                                $   15,758,229        $   13,409,065
Land improvements                          245,645               153,190
Buildings and improvements              81,495,608            63,085,222
Furniture and equipment                  1,747,928               742,137
                                    --------------        --------------
                                        99,247,410            77,389,614
Accumulated depreciation                (3,804,570)           (1,559,626)
                                    --------------        --------------
                                    $   95,442,840        $   75,829,988
                                    ==============        ==============

3.       NOTE PAYABLE UNDER LINE OF CREDIT

         During 1997, the Company entered into a revolving line-of-credit agreement (the "LOC") with a bank which provides unsecured maximum aggregate borrowings equal to the lesser of $20,000,000 or 25% of the aggregate value of the Properties, as defined. Under the terms of the LOC, the Company is required to maintain a compensating balance of not less than an annual average of $3,000,000 in depository accounts with the bank during the term of the LOC in support of both outstanding borrowings and the assurance of future credit availability.

         Advances under the LOC bear interest at the prime rate minus 1.00% or LIBOR plus 1.25%, as elected by the Company for each Interest Period, as defined. Interest is payable monthly. The effective rate at December 31, 1997 is 7.21%. The Company is also charged a standby fee of .05% of the average of the maximum loan amount not drawn in each quarter during the term. Interest and standby fees paid on the above debt totaled approximately

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


$693,000 for the year ended December 31, 1997.

         Outstanding principal amounts under the LOC are payable in three equal semiannual payments beginning on the first day of the 16th month following the advance date. The minimum annual maturity of advances under the LOC as of December 31, 1997 are: 1998-$1,233,000; 1999-$6,666,666; 2000-$2,100,334.
Generally, advances under the LOC may be prepaid at any time prior to maturity without penalty. On February 19, 2000, all outstanding advances become due and payable, including interest accrued thereon.

4.       DIVIDENDS

         The Company's current policy is to declare and pay dividends to shareholders based upon funds from operations and aggregating annually at least 95% of its taxable income.

         For federal income tax purposes, dividends declared and paid totaled approximately 133%, 127% and 100% of taxable income for the years ended December 31, 1997, 1996 and 1995, respectively.

         In determining taxable income, costs incurred are capitalized or expensed in accordance with the treatment appropriate for federal income tax purposes rather than in accordance with generally accepted accounting principles
(GAAP). The principal differences between taxable income and net income relate to methods used to calculate and capitalize acquisition and start-up costs, the useful lives used to depreciate such costs and the recognition of revenue and expense for certain items which are temporarily deferred under GAAP.

         The reconciliation of net income to taxable income for the year ended December 31 is as follows:

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




                                   1997              1996             1995
                               ------------      -----------      -----------

Net income                      $ 4,144,804      $ 3,016,827      $ 1,261,134
Book over (under) tax
 depreciation                       104,640          (25,186)          (5,138)
Prepaid expenses                    (36,118)          12,869          (22,213)
Amortization of capitalized
 start-up costs                      (8,574)          (6,486)          (6,486)
Deferred rental income and
other, net                           23,374           22,142            4,327
                                -----------      -----------      -----------
Taxable income                  $ 4,228,126      $ 3,020,166      $ 1,231,624
                                ===========      ===========      ===========

         The Company's federal income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the income tax returns could be changed at a later date upon final determinations by taxing authorities.

5. SHAREHOLDERS' EQUITY

OWNERSHIP RESTRICTIONS

         For the Company to continue to qualify as a REIT under the IRC, as amended, not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of the Company's taxable year. For this purpose, pursuant to the Omnibus Budget Reconciliation Act of 1993, a pension plan qualifying under IRC Section 401(a) is not considered an individual shareholder, rather each beneficiary of the pension plan is considered to own a proportionate amount of the Company's shares held by the pension plan. The Company's Articles of Incorporation restrict the beneficial ownership of the Company's outstanding shares by an individual, or individuals acting as a group, to 9.9% in value of the Company's outstanding shares. The purpose of this provision is to assist in protecting and preserving the Company's REIT status.

         Common shares owned by an individual or group of individuals in excess of these limits are subject to redemption by the Company. The provision does not apply where a majority of the Board of Directors, in its sole discretion, waives such restriction after determining that the eligibility of the Company to continue qualifying as a REIT for federal income tax purposes

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


will not be jeopardized or the disqualification of the Company as a REIT is advantageous to the shareholders.

CAPITAL CALLS

         During 1997, 1996 and 1995, capital calls aggregating $9,433,000, $44,128,000 and $34,154,000, respectively, were made to the subscribing shareholders of the Company, the proceeds of which have been received.

REDEMPTION

         At the discretion of the Board of Directors of the Company, the Class B common stock may be redeemed in whole by the Company, at any time, upon at least 15 days prior written notice to the holders of record and upon paying to the holders of record cash equal to the net asset value of the shares, as defined, plus all declared and unpaid dividends.

6.       MANAGEMENT FEES

         In September 1994, the Company entered into an agreement with MIGRA, an entity affiliated with the Company by means of common management, to provide investment advisory services (the Advisor Agreement), including both strategic and day-to-day management of the Company.

         The Advisor Agreement requires the Company to pay MIGRA a quarterly asset management fee equal to 7% of cash available for distribution, as defined. During 1997, 1996 and 1995, the Company incurred asset management fee expense of approximately $419,000, $297,000 and $102,000, respectively, and paid asset management fees of approximately $417,000, $242,000 and $58,000, respectively, pursuant to the Advisor Agreement. Included in accounts payable and accrued expenses at December 31, 1997 and 1996 are accrued but unpaid asset management fees of approximately $101,000 and $99,000, respectively.

         The Advisor Agreement also stipulates that MIGRA is entitled to receive an acquisition fee equal to .75% of the cost of real estate acquired, as defined, upon the closing of each property acquired by the Company or its subsidiaries. Acquisition fees paid to MIGRA and capitalized in the basis of the real estate of the properties acquired during 1997 and 1996, totaled

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


approximately $152,000 and $319,000, respectively.

         In addition to the asset management fee and acquisition fees, the Advisor Agreement also entitles MIGRA to receive an incentive management fee equal to 10% of the difference between the net sales proceeds resulting from the disposition of an investment and the amount necessary at the time of disposition to provide the Company with an annual 4% real rate of return over the holding period of the investment, as defined.

         The Advisor Agreement shall continue to be effective through the liquidation and termination of the Company unless earlier terminated upon the vote of 66-2/3% of the aggregate voting power of the then outstanding shares of common stock of the Company.

         Each of the Company's consolidated entities had property management agreements with MIG Management Services (MMS), an entity affiliated by means of common ownership. The agreements entitle MMS to a monthly fee equal to the lesser of (a) prevailing market rates, or (b) 4% of gross receipts, as defined, for performance of property management services. During 1997, 1996 and 1995, the Company incurred property management fee expense of approximately $540,000, $306,000 and $111,000, respectively, and paid property management fees of approximately $569,000, $293,000 and $95,000, respectively.

7.       CONTINGENCIES

         The Company is subject to environmental regulations related to the ownership, operation and acquisition of real estate. As part of its due diligence procedures, the Company has conducted environmental assessments on each property prior to acquisition. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's consolidated financial position or results of operations.

8. SUBSEQUENT EVENT

         On January 28, 1998, the Company entered into agreements to sell all of its real estate assets to Associated Estates Realty Corporation (AERC). The aggregate sale price is $108,500,000, consisting of a combination of cash and AERC common shares. Among other things, the sale agreements provide for an increase

                           MIG RESIDENTIAL REIT, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


of the aggregate sale price up to approximately 6% contingent upon the trading prices of AERC's common shares, as defined. Upon consummation of the sale, management of the Company anticipate that the proceeds will be used to settle any remaining liabilities of the Company, including its obligation under the LOC, and the balance will be distributed to its shareholders. Thereafter, it is anticipated that management will commence the liquidation and dissolution of the Company.

               Report of Independent Certified Public Accountants


Shareholders
MIG Companies

         We have audited the accompanying combined balance sheet of MIG Companies (the Company) as described in Note 1 as of December 31, 1997, and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of MIG Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        ERNST & YOUNG LLP
                                                        /s/ Ernst & Young LLP


West Palm Beach, Florida
February 20, 1998

                                  MIG COMPANIES
                             COMBINED BALANCE SHEETS


                                                            DECEMBER 31,
                                                     1997               1996
                                                 ------------      -------------
ASSETS                                                              (UNAUDITED)
Cash and cash equivalents                        $    237,433      $    401,830
Construction loans receivable, net of
 allowance for loan losses and
 unamortized loan fees of $28,951                          --         2,251,099
Funds held in escrow                                4,359,947         6,394,102
Due from affiliates                                 2,888,469         1,063,842
Other receivables                                   1,317,256         1,515,588
Other receivables - affiliates                        103,443                --
Investment in unconsolidated entities                      --           134,836
Property and equipment:
  Furniture and equipment                           1,871,321         1,790,459
  Leasehold improvements                               27,926            27,926
                                                 ------------      ------------
                                                    1,899,247         1,818,385
  Less accumulated depreciation and
    amortization                                   (1,482,979)       (1,318,217)
                                                 ------------      ------------
                                                      416,268           500,168
Prepaid expenses and other assets                     437,730           456,271
                                                 ------------      ------------
Total assets                                     $  9,760,546      $ 12,717,736
                                                 ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Construction loans payable                     $         --      $  1,207,390
  Construction loans payable to affiliates                 --         1,072,661
  Escrow funds payable                              4,359,646         6,396,919
  Lines of credit                                     610,000             1,000
  Accounts payable and accrued expenses             2,167,348         1,883,896
  Accrued interest payable                                 --            17,148
  Due to affiliates                                   263,185            11,665
  Deficit capital balances of unconsoli-
    dated general partnership interests                82,515            55,738
                                                 ------------      ------------
                                                    7,482,694        10,646,417
Minority interests                                    168,970           386,634
Shareholders' equity:
  Common stock                                         19,085            19,085
  Additional paid-in capital                          656,094           656,094
  Notes and other amounts due from
    shareholders                                           --        (2,561,417)
  Retained earnings                                 1,433,703         3,570,923
                                                 ------------      ------------
                                                    2,108,882         1,684,685
                                                 ------------      ------------
Total liabilities and shareholders' equity       $  9,760,546      $ 12,717,736
                                                 ============      ============

                            See accompanying notes.

                                  MIG COMPANIES

                        COMBINED STATEMENTS OF OPERATIONS



                                                               FOR THE YEAR ENDED DECEMBER 31
                                                     1997                 1996                 1995
                                                 ------------         ------------         ------------
                                                                       (UNAUDITED)          (UNAUDITED)
Revenue:
  Acquisition, management and
    disposition fees from affiliates             $  2,640,721         $  3,514,614         $  3,508,085
  Acquisition, management and
    disposition fees                                6,461,682            5,827,709            3,446,588
  Servicing and administrative fees                 1,098,043            1,592,130            2,025,363
  Interest                                             42,982              442,708              859,836
  Origination fees                                         --              142,085              574,398
  Other                                               380,245              458,923              619,358
                                                 ------------         ------------         ------------
                                                   10,623,673           11,978,169           11,033,628

Expenses:
  Salaries, wages and employee benefits             6,775,119            7,352,906            6,793,253
  Interest                                            244,901              274,329              655,654
  Travel, meetings and seminars                       612,045              905,402              849,453
  Occupancy                                           744,163              766,953              708,502
  Professional fees                                   691,517              513,176              546,162
  Stationery, postage and office supplies             229,599              338,640              335,282
  Depreciation and amortization                       166,382              185,175              341,454
  Utilities                                           177,466              219,678              183,722
  Insurance                                           231,257              213,563              173,592
  Costs associated with reorganization
    plan                                            1,290,777                   --                   --
  Other                                               687,485              574,257              459,303
                                                 ------------         ------------         ------------
                                                   11,850,711           11,344,079           11,046,377
                                                 ------------         ------------         ------------
(Loss) income before equity in net
  income of unconsolidated entities and
  minority interests in net loss
  (income) of consolidated subsidiaries            (1,227,038)             634,090              (12,749)

Equity in net income of unconsolidated
  entities                                             73,235               49,212              319,732
Minority interests in net loss (income)
  of consolidated subsidiaries                        206,145             (102,133)               9,465
                                                 ------------         ------------         ------------
Net (loss) income                                $   (947,658)        $    581,169         $    316,448
                                                 ============         ============         ============

                            See accompanying notes.

                                  MIG COMPANIES
                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY


                                                                                                     NOTES AND
                                                                                                       OTHER
                                                     ADDITIONAL                                       AMOUNTS            TOTAL
                                          COMMON       PAID-IN      RETAINED                         DUE FROM        SHAREHOLDERS'
                                           STOCK       CAPITAL      EARNINGS     DISTRIBUTIONS     SHAREHOLDERS         EQUITY
                                           -----       -------      --------     -------------     ------------         ------

Balance at January 1, 1995
 (unaudited)                             $    85     $648,889     $ 2,673,306      $        --      $(1,444,005)     $ 2,178,275
Net income (unaudited)                        --           --         316,448               --               --          316,448
Issuance of common stock (unaudited)      17,000           --              --               --               --           17,000
Accrued preferential returns
 (unaudited)                                  --        2,891              --               --               --            2,891
Additions to notes and other amounts
 due from shareholders (unaudited)            --           --              --               --         (806,104)        (806,104)
                                         -------     --------     -----------      -----------      -----------      -----------
Balance at December 31, 1995
 (unaudited)                              17,085      651,780       2,989,754               --       (1,950,109)       1,708,510
Net income (unaudited)                        --           --         581,169               --               --          581,169
Issuance of common stock (unaudited)       2,000           --              --               --               --            2,000
Accrued preferential returns
 (unaudited)                                  --        4,314              --               --               --            4,314
Additions to notes and other amounts
 due from shareholders (unaudited)            --           --              --               --         (611,308)        (611,308)
                                         -------     --------     -----------      -----------      -----------      -----------
Balance at December 31, 1996
 (unaudited)                              19,085      656,094       3,570,923               --       (2,561,417)       1,684,685
Net loss                                      --           --        (947,658)              --               --         (947,658)
Distributions                                 --           --              --       (1,189,562)       1,189,562               --
Repayments to notes and
  other amounts due from
  shareholders                                --           --              --               --        1,371,855        1,371,855
                                         -------     --------     -----------      -----------      -----------      -----------
Balance at December 31, 1997             $19,085     $656,094     $ 2,623,265      $(1,189,562)     $        --      $ 2,108,882
                                         =======     ========     ===========      ===========      ===========      ===========

                             See accompanying notes.

                                  MIG COMPANIES
                        COMBINED STATEMENTS OF CASH FLOWS


                                                                     FOR THE YEAR ENDED DECEMBER 31
                                                          1997                   1996                       1995
                                                      ------------            ------------             -------------
                                                                              (UNAUDITED)               (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) or income                                  $  (947,658)            $    581,169             $    316,448
Adjustments to reconcile net loss to net
 cash (used in) provided by operating
 activities:
Depreciation and amortization                             166,382                  185,175                  341,454
Net deferred loan fees capitalized                             --                  (23,663)                 (53,842)
Provision for bad debts - affiliate                       170,280                       --                       --
Equity in net income of unconsolidated
  entities                                                (73,235)                 (49,212)                (319,732)
Minority interests in net (loss) income
  of consolidated subsidiaries                           (206,145)                 102,133                   (9,465)
Other                                                     (24,075)                  29,617                  (67,769)
Changes in operating assets and
  liabilities:
   Funds held in escrow                                 2,034,155               (2,252,437)              (2,896,440)
   Due from affiliates                                 (1,994,907)                (433,152)                 (59,751)
   Notes and other amounts due from
     shareholders                                              --                  (59,000)                  38,000
   Other receivables                                       80,462                 (633,742)                (921,935)
   Accrued interest receivable                             14,425                   12,030                   52,574
   Prepaid expenses and other assets                       18,541                  (39,379)                 149,158
   Escrow funds payable                                (2,037,273)               2,253,970                2,895,787
   Due to affiliates                                      251,520                       --                       --
   Accounts payable and accrued expenses                  283,452                  624,530                  316,113
   Accrued interest payable                               (17,148)                 (14,097)                 (64,398)
                                                      -----------             ------------             ------------
Net cash (used in) provided by  operating
  activities                                           (2,281,222)                 283,942                 (283,798)

INVESTING ACTIVITIES
Purchase of property and equipment                        (87,358)                (188,475)                (211,781)
Construction loan commitments funds                            --               (9,838,236)             (19,420,262)
Principal collected on construction loans
  receivable                                                   --               11,974,430               26,984,006
Loans to shareholders                                          --                 (618,142)                (978,670)
Distributions from unconsolidated entities                234,848                   24,272                  592,793
Contribution to unconsolidated entities                        --                       --                   (5,199)
Principal collected due from shareholders               1,371,855                       --                       --
                                                      -----------             ------------             ------------
Net cash provided by investing activities               1,519,345                1,353,849                6,960,887

FINANCING ACTIVITIES
Proceeds from construction loan borrowings                     --                9,919,616               18,757,226
Payments on construction loan payable                          --              (11,974,430)             (26,352,276)
Proceeds from lines of credit                           2,911,972                6,783,611                5,608,410
Repayments on lines of credit                          (2,302,972)              (6,786,161)              (5,771,527)
Distributions to minority interests                       (11,520)                 (17,520)                 (68,400)
                                                      -----------             ------------             ------------
Net cash provided by (used in) financing
  activities                                              597,480               (2,074,884)              (7,826,567)
                                                      -----------             ------------             ------------
Decrease in cash and cash equivalents                    (164,397)                (437,093)              (1,149,478)
Cash and cash equivalents at beginning
  of year                                                 401,830                  838,923                1,988,401
                                                      -----------             ------------             ------------
Cash and cash equivalents at end of year              $   237,433             $    401,830             $    838,923
                                                      ===========             ============             ============

                                  MIG COMPANIES

SUPPLEMENTAL CASH FLOW INFORMATION

         Interest paid for the year ended December 31, 1997 was $4,300, $288,426 (unaudited) in 1996 and $720,052 (unaudited) in 1995. Income taxes paid for the year ended 1995 were $11,013 (unaudited).

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
ACTIVITIES

         During 1997, the Company recorded a noncash distribution of approximately $1,190,000 with a corresponding reduction in due from affiliates.

         During 1997, the Company transferred the construction loans receivable and payable to an affiliate totaling approximately $2,300,000.

         In 1995, the Company exchanged a receivable for management fees of $352,540 (unaudited) for an investment in an unconsolidated entity of the same amount.

         During 1996, the Company recorded a non cash contribution from a minority interest of approximately $238,000 (unaudited). In connection therewith, the Company recorded an increase in minority interest and a corresponding reduction in due to affiliates.


                            See accompanying notes.

                                  MIG COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.       SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND COMBINATION POLICY

         The combined financial statements include the accounts of MIG Realty Advisors, Inc. ("MIGRA") and its consolidated investee partnerships and the accounts of MIG Management Services ("MMS"), a group of 19 corporations, which are affiliated with MIGRA through common ownership.

         The combined financial statements have been prepared as a result of the pending acquisition of MIGRA and MMS by Associated Estates Realty Corporation ("AERC").

         The financial information for the years ended December 31, 1996 and 1995 is unaudited; however, in the opinion of the Company, the financial information includes all adjustments necessary for a fair presentation of the combined financial position at December 31, 1996 and the combined results of operations and cash flows for the years ended December 31, 1996 and 1995.

         MIGRA is registered with the U.S. Securities and Exchange Commission as an investment advisor to corporate and municipal pension systems. The Company has a 75% interest in the limited partnership known as Mortgage Investors Group, Ltd. ("MIG Ltd."), a Florida limited partnership, and acts as its managing general partner. MIG Ltd. is a registered investment advisor and also functions as a mortgage banker and as a real estate advisor to municipal pension systems. MIG Ltd. recognizes revenue primarily from real estate acquisition and disposition, loan origination and consultation, debt servicing, asset management and construction lending activities. MIG Ltd. earns the majority of its debt servicing fee revenue from two of its pension fund clients.

         MIGRA also has a 40% interest as a general partner in and effectively controls Stonemark Investor Services ("Stonemark"), a general partnership. The other general partner of Stonemark is an unrelated entity. Stonemark functions as the investment manager for Stonemark Equity Trust, an entity that holds a real estate investment and is related to the Company by means of common management.

         MIG Realty, Inc., an entity related to MIGRA by means of

                                  MIG COMPANIES
common ownership, is a 10% general partner in MIG Ltd. The limited partner is an unrelated corporation.

         The corporations which comprise MMS corporations are as follows: MIG Management Services of Florida Inc., MIG Management of Georgia Inc., MIG Management Services of Pennsylvania Inc., MIG Management Services of Maryland Inc., MIG Management Services of Virginia Inc., MIG Management Services of North Carolina Inc., MIG Management Services of Michigan Inc., MIG Management Services of Texas Inc., MIG Management Services of Illinois Inc., MIG Management Services of Ohio Inc., MIG Management Services of Minnesota Inc., MIG Management Services of Oklahoma, Inc., MIG Management Services of Missouri Inc., MIG Management Services of California Inc., MIG Management Services of Washington Inc., MIG Management Services of Arizona Inc., MIG Management Services of Colorado Inc., MIG Management Services of New Mexico Inc., and MIG Management Services of Utah Inc. These corporations primarily provide property management services to owners of multifamily properties.

         MIGRA and its consolidated partnerships and MMS are collectively referred to hereinafter in these combined financial statements as MIG Companies or the Company. All significant intercompany transactions and balances have been eliminated upon combination.

PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost. Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets. Asset lives range from three to five years. Leasehold improvements are being amortized over the shorter of the estimated useful lives of the assets or the life of the related leases using the straight-line method.

INCOME TAXES

         MIGRA and MMS operate as subchapter S corporations under the Internal Revenue Code. MIG Ltd. and Stonemark are each partnerships. The shareholders of MIGRA and MMS and the partners of MIG Ltd. and Stonemark include in their own income tax returns the income or loss of MIGRA, MIG Ltd., Stonemark and MMS, respectively. Accordingly, none of these entities in the combined financial statements are subject to income taxes and no income tax provision has been provided in the accompanying

                                  MIG COMPANIES
combined financial statements.

REVENUE RECOGNITION

         Acquisition, management and disposition fees from affiliates, interest income and other fees are recognized when the related services are performed and the earnings process is complete. Servicing fee income, related to loans serviced on behalf of the municipal pension systems, is recognized when earned.

CASH AND CASH EQUIVALENTS

         For purposes of the combined statement of cash flows, cash and cash equivalents include demand deposit accounts and securities purchased from financial institutions under agreements to resell with original maturity dates of three months or less when purchased. The Company minimizes the credit risk associated with cash and cash equivalents by placing its temporary cash investments with high credit quality financial institutions and by investing in temporary cash investments which mature in 90 days.

INCOME AND EXPENSE ALLOCATIONS

         The Company's shareholders, through common ownership and/or management, control several affiliated companies. At the discretion of management and the shareholders of the Company and its affiliated companies, certain items of income have been allocated to affiliates based on their estimates of the value of the services rendered by the affiliates. In addition, certain items of expense have been allocated to affiliates based on their estimates of the expenses incurred by the affiliates. Accordingly, the accompanying combined financial statements do not necessarily represent the financial position or results of operations that would result if the Company operated on an autonomous basis.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                                  MIG COMPANIES

2.       FUNDS HELD IN ESCROW

         The majority of escrow funds shown on the combined balance sheet as funds held in escrow and as escrow funds payable represent funds held by the Company primarily for the payment of operating expenses associated with properties managed by the Company on behalf of its pension fund clients.

3.       PENSION AND PROFIT SHARING PLAN AND OTHER

         The Company has a 401(k) plan which allows participants to make tax-deferred contributions to several alternative investment funds. The Company is also permitted to contribute an amount determined at the discretion of the Board of Directors to the 401(k) plan. The Company made contributions of $17,000 to this plan during 1997.

         Effective January 1, 1995, the Company terminated its defined contribution pension plan (the Plan) for eligible employees. In connection therewith, the Company paid its liability to the Plan of approximately $108,000 (unaudited) in September 1995.

                                  MIG COMPANIES

4.       LINES OF CREDIT

         Available lines of credit and amounts outstanding at December 31, 1997 are as follows:


Unsecured line of credit ($500,000 maximum) payable
 to a bank, interest accrues at prime (8.5% at
 December 31, 1997), expires on June 30, 1998                  $219,000

Unsecured line of credit ($500,000 maximum) payable
 to a bank, interest accrues at prime (8.5% at
 December 31, 1997), expires on June 30, 1998                   391,000

Line of credit ($500,000 maximum) payable to a bank,
 interest accrues at prime plus 1% (9.5% at December
 31, 1997), expires on October 31, 1998, secured by
 life insurance policies on certain shareholders of
 MIG Ltd.'s general partners and all furniture and
 equipment of MIG Ltd.                                                -

Line of credit ($500,000 maximum) payable to a bank,
 interest accrues at prime plus 2%(10.50% at December
 31, 1997), expires on May 31, 2000, secured by life
 insurance policies on certain shareholders of MIG
 Ltd.'s general partners.                                             -
                                                               --------
                                                               $610,000
                                                               ========

5.       LEASES

         The Company occupies certain facilities under long-term leases. These leases generally are renewable and provide for the payment of real estate taxes and certain other occupancy expenses. The lease for one facility provides for escalations based on changes in the Consumer Price Index. In addition, the Company leases office equipment from an entity owned by an existing and a former shareholder of the Company and leases office space from an entity affiliated with the Company by means of common management.

                                  MIG COMPANIES

         Minimum rental commitments under these noncancelable operating leases at December 31, 1997 are as follows:


                                   FACILITIES     EQUIPMENT        TOTAL
                                   ----------     ---------        -----

Year ending December 31, 1998       $358,657       $ 50,726       $409,383
   1999                              252,546         30,958        283,504
   2000                               27,008         25,883         52,891
                                    --------       --------       --------
                                    $638,211       $107,567       $745,778
                                    ========       ========       ========


         Rent expense for the year ended December 31, 1997 was approximately $575,000 including approximately $27,000 incurred on the related party leases.

6.       OTHER RELATED PARTY TRANSACTIONS

         The Company had approximately $425,000, $2,429,000 (unaudited) and $1,873,000 (unaudited) in unsecured notes receivable from shareholders at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. The notes bear interest at the prime rate (8.5% at December 31, 1997) and are payable on demand. There was approximately $10,000, $136,000 (unaudited) and $77,000 (unaudited) in accrued interest related to these notes at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. Interest of $60,000, $126,000 (unaudited) and $103,000 (unaudited) related to these notes was included in income during 1997, 1996 and 1995, respectively. Based on historical practices, some or all of the notes receivable and accrued interest due from shareholders could be distributed to the shareholders at a future date. Accordingly, these notes and other amounts due from shareholders are included in shareholder' equity on the combined statements of shareholders' equity for the year ended December 31, 1996 and 1995.

         The Company had approximately $274,000 in notes payable to a shareholder at December 31, 1997. The notes bear interest at 10% and are payable on demand. There was approximately $23,000 in accrued interest related to these notes at December 31, 1997. Interest of $23,000 related to these notes was included in expense during 1997. Amounts are shown net in 1997 and are included in due from affiliates on the accompanying balance sheet.

         The Company had approximately $2,900,000 and $1,064,000

                                  MIG COMPANIES

(unaudited) of advances due from entities affiliated by means of common ownership or management at December 31, 1997 and 1996, respectively. These amounts are included in due from affiliates and officer on the combined balance sheets. The amounts due from entities affiliated by means of common ownership or management bear no interest and have no stated repayment terms. The amount due from an officer of the Company (approximately $324,000 (unaudited) at December 31, 1996 bears interest at the prime rate (8.25% at December 31, 1996) and is payable on demand. Netted against due from affiliates and other is approximately $671,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1996. These amounts are non-interest bearing and have no stated repayment terms.

         The Company had approximately $260,000 and $12,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1997 and 1996, respectively . These amounts are non-interest bearing and have no stated repayment terms. In addition, the Company paid expenses of approximately $170,000 on behalf of an affiliate for which it received no reimbursement. The Company received expense reimbursements of $104,000 (unaudited) during 1996 and 1995 from affiliates for expenses incurred by the Company on behalf of the affiliates. These reimbursements are included in other revenue on the accompanying combined statements of operations.

         During 1997, a majority shareholder sold his stock in MIGRA, MMS and other affiliates to an existing shareholder. As part of the separation, the Company entered into a severance agreement whereby the former shareholder would receive certain benefits over a three year period. The total costs of this severance package is approximately $1,200,000 and is included in salaries, wages and employee benefits on the accompanying combined statement of operations. In addition, the Company incurred approximately $400,000 related to severance agreements associated with other employees which is included in salaries, wages and employee benefits on the accompanying combined statement of operations.

         The Company had construction loans payable to the shareholder of a minority interest limited partner in MIG Ltd. of approximately $1,073,000 (unaudited) and $3,314,000, (unaudited) and approximately $7,000 (unaudited) in related accrued interest at December 31, 1996. Interest related to these loans of approximately $117,000 (unaudited) and $328,000 (unaudited) was incurred during 1996 and 1995, respectively. These amounts are

                                  MIG COMPANIES
included in construction loans payable to affiliates on the combined balance sheet.

         The Company earned approximately $700,000 $881,000 (unaudited) and $1,197,000 (unaudited) in servicing fee revenue from affiliates during 1997, 1996 and 1995, respectively.

                                  MIG COMPANIES

7.       YEAR 2000 (UNAUDITED)

         The Company has assessed its computer system's ability to function properly with respect to the dates in the year 2000 and thereafter. The Company does not believe that the cost of ensuring its systems are year 2000 compliant will be significant or that the year 2000 issue will pose significant operational problems.

8.       COSTS ASSOCIATED WITH REORGANIZATION PLAN

         During 1997, the Company initiated a reorganization plan. The costs associated with these activities totaling approximately $1,291,000 have been charged to expense in the accompanying combined statement of operations.

9.       SHAREHOLDERS' EQUITY

         The combined shareholders' equity at December 31, 1997 consists of the following:


                                   MIGRA             MMS             TOTAL
                                   -----             ---             -----

Common stock                     $       85       $   19,000       $   19,085
Additional paid-in capital          656,094               --          656,094
Retained earnings                 1,323,016          110,687        1,433,703
                                 ----------       ----------       ----------
                                 $1,979,195       $  129,687       $2,108,882
                                 ==========       ==========       ==========

         The combined shareholders' equity at December 31, 1996 consists of the following:


                                   MIGRA             MMS             TOTAL
                                   -----             ---             -----
                                (unaudited)      (unaudited)      (unaudited)
Common stock                    $        85       $   19,000      $    19,085
Additional paid-in capital          656,094               --          656,094
Notes and other amounts
 due from shareholders           (2,561,417)              --       (2,561,417)
Retained earnings                 3,460,235          110,688        3,570,923
                                -----------       ----------      -----------
                                $ 1,554,997       $  129,688      $ 1,684,685
                                ===========       ==========      ===========

                                  MIG COMPANIES

         The common stock of MIGRA and each of the 19 MMS corporations has a par value of $1 per share. MIGRA has authorized the issuance of 7,500 shares of its common stock and 85 shares are issued and outstanding at December 31, 1997. Each of the 19 MMS corporations have authorized the issuance of 1,000 shares of their common stock, all of which have been issued and are outstanding at December 31, 1997 and 1996.

10.      SUBSEQUENT EVENT

         On January 28, 1998, the shareholders entered into agreements to sell all the Company to AERC, an unrelated third party in exchange for cash and common shares.

\


                      ASSOCIATED ESTATES REALTY CORPORATION

                        PRO FORMA CONDENSED BALANCE SHEET

                                DECEMBER 31, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

         The following unaudited pro forma condensed balance sheet is presented as if the following transactions had occurred on December 31, 1997 : (i) the acquisition of Country Club Apartments which occurred on February 19, 1998, (ii) the acquisition of The Falls Apartments, Reflections Apartments and Cypress Shores Apartments (collectively referred to as the "MRT Properties") which occurred on February 3, 1998, (iii) the proposed acquisition of 20th and Campbell Apartments, Annen Woods Apartments, Desert Oasis Apartments, Fleetwood Apartments, Hampton Point Apartments, Morgan Place Apartments, Peachtree Apartments and Windsor Falls Apartments (collectively referred to as the "MIG Residential REIT Properties") and (iv) the proposed merger with MIG Realty Advisors, Inc. ("MIGRA"). Such pro forma information is based upon the historical consolidated balance sheet of the Company as of that date, giving effect to the transactions described above. This pro forma condensed balance sheet should be read in conjunction with the pro forma condensed statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1997 and the MIG Residential REIT, Inc. and the MIG Companies financial statements included elsewhere in this report.

         This unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position of the Company would have been at December 31, 1997 nor does it purport to represent the future financial position of the Company.


                                                                           Pro Forma
                                                   ----------------------------------------------------------
                                                                                Merger and
                                                    Company          MIG        Acquisition          Company
                                                   Historical     Companies    Adjustments(a)       Pro Forma
                                                   ----------     ---------    --------------       ---------
Assets
   Real estate and other fixed
    assets (net)                                   $ 515,830       $    416     $194,154 (b)        $ 710,400
   Cash and cash equivalents                           2,252            237           --                2,489
   Receivables and other assets                       25,702          4,747           90 (c)           27,651
                                                                                  (2,888)(d)
   Restricted cash                                    10,126          4,360           --               14,486
   Goodwill                                               --             --        6,750 (e)            6,750
                                                   ---------          -----     --------            ---------
                                                   $ 553,910       $  9,760     $198,106            $ 761,776
                                                   =========       ========     ========            =========
Liabilities
   Secured debt                                    $  57,818       $     --     $ 15,014 (f)        $  72,832
   Unsecured debt                                    260,352            610       76,403 (g)          337,365
   Other liabilities                                  42,244          6,790        1,618 (c)           50,389
                                                                                    (263)(d)
   Accumulated losses of equity
      investees in excess of
      investment and advances                         12,338             82           --               12,420
                                                    --------       --------     --------            ---------
                                                     372,752          7,482       92,772              473,006

Minority interests                                        --            169         (169)(h)               --
Shareholders' equity
   Class A cumulative preferred shares                56,250             --           --               56,250
   Common shares                                       1,707             19          507 (i)            2,214
                                                                                     (19)(j)
   Paid in capital                                   171,753            656      107,105 (i)          278,858
                                                                                    (656)(j)
   Retained earnings                                      --          1,434       (1,434)(j)               --
   Accumulated dividends in excess
      of net income                                  (48,552)            --           --              (48,552)
                                                    --------       --------     ---------           ---------
                                                     181,158          2,109       105,503             288,770
                                                    --------       --------     ---------           ---------
                                                    $553,910         $9,760     $ 198,106           $ 761,776
                                                    ========       ========     =========           =========

                      ASSOCIATED ESTATES REALTY CORPORATION
                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


(a) Represents the adjustments to (i) reflect the acquisitions of Country Club Apartments, the MRT Properties, the MIG Residential REIT Properties and (ii) record the effects of the merger with MIGRA. The Historical Balance Sheet of MIGRA is presented separately as the "MIG Companies". The historical amounts are presented in a separate column since the operations of the MIG Companies are being merged into the Company, where the entities reflected in (i) effectively represent the purchase of real estate assets.

(b) Represents the purchase price, including transaction costs, for Country Club Apartments, the MRT Properties, MIG Residential REIT Properties and MIGRA. Country Club Apartments and the MRT Properties were acquired subsequent to December 31, 1997 for $14.9 million and $59.5 million, respectively, paid in cash and the assumption of liabilities. Assumed liabilities principally include the assumption of secured debt. [See note (f).]

         The Company has entered into a contract to acquire the MIG Residential REIT Properties for an aggregate purchase price of $108.5 million with up to approximately $11.1 million payable in cash and the balance due in common shares of the Company. For purposes of this pro forma presentation, it is assumed $11.1 million is paid in cash [see note
         (i)], and the balance paid in common shares.

         The Company has entered into a merger agreement with MIGRA for total consideration, including estimated transaction costs, of $16.6 million, of which $9.9 million has been allocated to real estate assets and the remainder to goodwill. A portion of the consideration was allocated to the real estate assets of the MRT and MIG Residential REIT Properties, as the purchase negotiations of the MRT and MIG Residential REIT Properties occurred simultaneously with the negotiations of MIGRA. The amount ultimately allocated to real estate assets is subject to further review and the consummation of the transaction. The merger agreement provides for contingent consideration of up to $14.5 million, none of which has been reflected in this pro forma presentation.

         The cash requirements as reflected above, have been provided through available financings. [See note (g).]

         The adjustment is summarized as follows:


          Purchase price of consummated acquisitions              $   74,400
          Assumed purchase price of proposed
            acquisitions                                             126,078
                                                                  ----------
                                                                     200,478
          Historical net assets of MIG Companies
           [note (j)]                                                 (2,109)
          Adjustment to eliminate affiliate
            balances, net [note (d)]                                   2,625
          Allocation to goodwill [note (e)]                           (6,750)
          Other                                                          (90)
                                                                  ----------
                                                                  $  194,154
                                                                  ==========

(c) Represents receivables and other assets acquired and the assumption of other liabilities in connection with Country Club Apartments, the MRT Properties and the MIG Residential REIT Properties as follows:


                                               Receivables
                                                and Other         Other
                                                 Assets         Liabilities
                                                 ------         -----------

            Country Club Apartments              $   -            $    310
            The MRT Properties                      90                 877
            The MIG Residential REIT
               Properties                            -                 431
                                                 -----            --------
                                                 $  90            $  1,618
                                                 =====            ========

(d) Represents the elimination of the MIG Companies' affiliate receivables and payables as such amounts will be settled immediately prior to the merger with the net cash receipt distributed to shareholders of the MIG Companies prior to the consummation of the merger.

(e) Represents the excess of the purchase price over the identifiable net assets acquired from the MIG Companies. The amounts allocated to goodwill have been based upon a preliminary purchase price allocation and include certain estimates. A final allocation will be made pending consummation of the transaction and determination of the final purchase price. [See note (b).]

(f) Reflects the assumption of mortgage indebtedness with respect to the acquisition of the MRT Properties.

(g) Represents the utilization of the line of credit and an unsecured 90 day term loan to finance the acquisition of Country Club Apartments, the MRT Properties and the MIG Residential REIT Properties.

(h) Represents the elimination of the minority interests in the consolidated subsidiaries of the MIG Companies, which interests are being acquired by the Company.

(i) Represents the issuance of approximately 5,073,267 million of the Company's no par value common shares (stated value of $.10 per share) comprised of (i) 4,664,949 shares for the acquisition of the MIG Residential REIT Properties, and (ii) 408,318 shares in exchange for the shareholders' interests in MIGRA and an affiliated property management business.

         The MIG Residential REIT Properties' purchase agreement provides that the number of common shares issued will be subject to adjustment to the extent the share price as of the date of closing, as defined, is less than or greater than the defined share price at the contract date. However, if the Closing Date Price, as defined, is greater than 106% of the Execution Date Price, as defined, the adjustment to decrease the number of shares otherwise required to be issued must be reduced by up to a maximum of approximately 270,000 shares. The number of common shares assumed to be issued has been determined by reference to an amount of $20.79 per share, which is the average closing price for the 20 days immediately preceding March 19, 1998. The final number of common shares to be issued will not be known until the date the transaction is consummated.

         Common shares assumed to be issued exclude any common shares which are contingently issuable upon the satisfaction of certain conditions.

(j) Represents the elimination of the historical equity accounts of the MIG Companies, consistent with the utilization of the purchase method of accounting.

                      ASSOCIATED ESTATES REALTY CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         The unaudited pro forma condensed statement of operations for the year ended December 31, 1997 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form 8-K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997, (iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions") and (iv) the acquisition by the Company of Country Club Apartments, the MRT Properties, the MIG Residential REIT Properties and the merger with MIG Realty Advisors, Inc. as reported herein.

         This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the year ended December 31, 1997 and should be read in conjunction with the proforma condensed balance sheet of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1997 and the Country Club Apartments Statement of Revenue and Certain Expenses, the MRT Properties Combined Statement of Revenue and Certain Expenses, the MIG Residential REIT, Inc. and the MIG Companies financial statements for the year ending December 31, 1997 as presented elsewhere in this report.

         The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the results of operations of future periods of the Company.

                      ASSOCIATED ESTATES REALTY CORPORATION
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                Pro Forma Adjustments
                                                                                    (unaudited)
                                                                ---------------------------------------------------------
                                                                Previously                                      Country
                                                                 Reported         Follow-on         MRT           Club
                                                    Company     Acquisitions      Offering      Properties     Apartments
                                                  Historical        (a)             (b)            (c)            (d)
                                                  ----------    ------------      --------      ----------     ----------
Revenues
   Rental                                           $101,640      $  4,525          $    --       $ 8,086       $  2,163
   Painting services                                   1,664            --               --            --             --
   Acquisition, management and disposition fees        3,752            --               --            --             --
   Interest                                              926            --               --            --             --
   Other                                                 828            61               --           309             45
                                                    --------      --------          -------       -------       --------
                                                     108,810         4,586               --         8,395          2,208
Expenses
   Property operating and maintenance expenses
     exclusive of depreciation and
    amortization                                      43,230         1,694               --         3,518            901
   Management fees, related parties                       --            --               --           334             --
   Depreciation - real estate assets                  17,926           945               --         2,033            482
                - other                                  640            --               --            --             --
   Amortization of deferred financing fees               700            --               --            --             --
   Amortization of goodwill                               --            --               --            --             --
   Painting services                                   1,491            --               --            --             --
   Cost associated with abandoned projects               310            --               --            --             --
   General and administrative                          6,085            --               --            --             --
   Charge for unrecoverable funds advanced to
     non-owned properties and other                    1,764            --               --            --             --
   Costs associated with reorganization plan              --            --               --            --             --
   Interest expense                                   19,144         1,355           (1,897)        4,118          1,024
                                                    --------      --------          -------       -------       --------
                                                      91,290         3,994           (1,897)       10,003          2,407
                                                    --------      --------          -------       -------       --------
     Income from operations                           17,520           592            1,897        (1,608)          (199)
Minority interests in net loss of consolidated
  subsidiaries                                            --            --               --            --             --
Gain on sale of land                                   1,608            --               --            --             --
Equity in net income of joint ventures                   561            --               --            --             --
                                                    --------      --------          -------       -------       --------
Net income (loss) before extraordinary items        $ 19,689      $    592          $ 1,897       $(1,608)      $   (199)
                                                    ========      ========          =======       =======       ========

Net income before extraordinary items
  applicable to common shares                       $ 14,205
                                                    ========

Per share data:
   Net income before extraordinary items per
     share - basic and diluted                      $    .88
                                                    ========

   Weighted average number of shares - basic          16,200
                                                    ========
                                     - diluted        16,222
                                                    ========


                                                           Pro Forma Adjustments
                                                                (unaudited)
                                                  ---------------------------------------
                                                      MIG
                                                  Residential                   Merger
                                                     REIT          MIG            and              Company
                                                   Properties   Companies     Acquisition         Pro Forma
                                                       (e)         (e)        Adjustments         (unaudited)
                                                   ----------   ---------      -----------        -----------
Revenues
   Rental                                           $13,584      $     --       $      --          $129,998
   Painting services                                     --            --              --             1,664
   Acquisition, management and disposition fees          --         9,103          (1,293)(f)        11,562
   Interest                                             134            43              --             1,103
   Other                                                412         1,478              --             3,133
                                                    -------      --------       ---------          --------
                                                     14,130        10,624          (1,293)          147,460
Expenses
   Property operating and maintenance expenses
     exclusive of depreciation and
     amortization                                     5,796            --             372 (g)        55,511
   Management fees, related parties                     959            --          (1,293)(f)            --
   Depreciation - real estate assets                  2,245            --           1,515 (h)        25,146
                - other                                  --           166              --               806
   Amortization of deferred financing fees               --            --              --               700
   Amortization of goodwill                              --            --             338 (i)           338
   Painting services                                     --            --              --             1,491
   Cost associated with abandoned projects               --            --              --               310
   General and administrative                           273        10,149            (175)(j)        16,332
   Charge for unrecoverable funds advanced to
     non-owned properties and other                      --            --              --             1,764
   Costs associated with reorganization plan             --         1,291               - (k)         1,291
   Interest expense                                     712           245             259 (l)        24,960
                                                    -------      --------       ---------          --------
                                                      9,985        11,851           1,016           128,649
                                                    -------      --------       ---------          --------
     Income from operations                           4,145        (1,227)         (2,309)           18,811
Minority interests in net loss of consolidated
  subsidiaries                                           --           206            (206)(m)            --
Gain on sale of land                                     --            --              --             1,608
Equity in net income of joint ventures                   --            73              --               634
                                                    -------      --------       ---------          --------
Net income (loss) before extraordinary items        $ 4,145      $   (948)      $  (2,515)         $ 21,053
                                                    =======      ========       =========          ========

Net income before extraordinary items applicable                                                   $ 15,569
  to common shares                                                                                 ========

Per share data:
   Net income before extraordinary items per
     share - basic and diluted                                                                     $    .70
                                                                                                   ========

   Weighted average number of shares - basic                                                         22,150(n)
                                                                                                   ========
                                     - diluted                                                       22,172(n)
                                                                                                   ========

                      ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


(a) Reflects the revenues and expenses of the Previously Reported Acquisitions for the period January 1, 1997 through the date of acquisition.

         Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's line of credit or Medium Term Notes, as applicable.

         Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase price and an estimated useful life of 30 years for buildings.

(b) Reflects the reduction of interest expense associated with the repayment of debt utilizing the proceeds of the 1.75 million Common Share offering completed on July 2, 1997.

(c) Represents the revenues and expenses of the MRT Properties for the year ended December 31, 1997. The MRT Property's were acquired by the Company on February 3, 1998.

         Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's line of credit or unsecured term loan, as applicable.

         Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings.

(d) Reflects the revenues and expenses of Country Club Apartments for the year ended December 31, 1997. Country Club Apartments was acquired by the Company on February 19, 1998.

         Interest expense assumes interest at the weighted average rate of the Company's line of credit.

         Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings.

(e) Represents the respective historical statement of operations of MIG Residential REIT Properties and the MIG Companies (proposed purchase transactions)for the year ended December 31, 1997.

(f)      Decrease results from the elimination of management and

                      ASSOCIATED ESTATES REALTY CORPORATION
         NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS-CONTINUED


         advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:



               MRT Properties                           $     334
               MIG REIT Properties                            959
                                                        ---------
                                                        $   1,293
                                                        =========

(g) Charge for maintenance and repairs to conform the accounting policies of the Acquired and Proposed Acquisition Properties to those of the Company.

(h) Represents the net increase in depreciation for real estate to be acquired as a result of recording the MIG Residential REIT Properties at their respective purchase prices (which exceeds historical costs). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

         Calculation of the pro forma adjustment of depreciation of real estate property for the year ended December 31, 1997:


               Depreciation expense based
                upon an estimated useful life
                of approximately 30 years               $   3,760

               Less: Historical MIG Residential
                REIT Properties depreciation of
                real estate property                        2,245
                                                        ---------
                                                        $   1,515
                                                        =========

         Notes (a), (c) and (d) describe depreciation of other real estate acquisitions reflected in this pro forma presentation.

(i) Reflects the amortization of the goodwill recognized as a result of the Merger. Goodwill is being amortized over a 20 year period.

(j) Decrease results from the duplication of directors' fees, directors and officers insurance costs and certain audit fees which will be eliminated or reduced upon the purchase of the MIG Residential
         REIT Properties.

(k) Represents costs incurred by the MIG Companies associated with an abandoned financing and reorganization plan. Such costs are non-recurring.

                      ASSOCIATED ESTATES REALTY CORPORATION
         NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS-CONTINUED


(l) Interest expense assumes interest at the weighted average rate of the Company's line of credit.

(m) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.

(n) Assumes 1.75 million shares issued in connection with the common share offering on July 2, 1997 and shares issued in connection with the MIGRA Merger and the acquisition of MIG Residential REIT Properties had occurred as of January 1, 1997. Common shares assumed to be issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions.
         In addition, the 4.665 million common shares assumed to be issued for the acquisition of the MIG Residential REIT Properties is subject to potential adjustment. See note (i) of the pro forma balance sheet.

                      ASSOCIATED ESTATES REALTY CORPORATION
                  ESTIMATED TWELVE-MONTH PRO FORMA STATEMENT OF
           TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                   (UNAUDITED)

         The following unaudited statement is a pro forma estimate for a twelve-month period of taxable income and funds available from operations of the Company. The unaudited pro forma statement is based on the Company's historical operating results for the year ended December 31, 1997 adjusted as if the following transactions had occurred on January 1, 1997: (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form 8- K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997,
(iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions") and (iv) the acquisition by the Company of Country Club Apartments, the MRT Properties, the MIG Residential REIT Properties and the merger with MIG Realty Advisors, Inc. as reported herein.

         This estimated twelve-month pro forma statement of taxable net operating income and operating funds available is based upon the historical results of operations of the Company for the year ended December 31, 1997 and should be read in conjunction with the proforma condensed balance sheet and the pro forma condensed statement of operations of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1997 and the Country Club Apartments Statement of Revenue and Certain Expenses, the MRT Properties Combined Statement of Revenue and Certain Expenses, the MIG Residential REIT, Inc. and the MIG Companies financial statements for the year ending December 31, 1997 as presented elsewhere in this report.

ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):


Historical earnings from operations, exclusive of
 depreciation and amortization (Note 1)                                $ 34,494
Historical earnings (loss) from operations, exclusive of
 depreciation and amortization (Note 2)
   Previously reported acquisitions                                         750
   MRT Properties                                                           475
   Country Club Apartments                                                  283
   MIG Residential REIT Properties                                        6,390
   MIG Companies                                                           (782)
                                                                       --------
                                                                         41,610
Estimated tax basis depreciation and amortization (Note 3)
   AERC                                                                 (12,492)
   Previously Reported Acquisitions                                      (1,660)
   MRT Properties                                                        (1,276)
   Country Club Apartments                                                 (320)
   MIG Residential REIT Properties                                       (2,818)
   MIG Companies                                                           (166)
                                                                       --------
Pro Forma taxable operating income before dividends deduction            22,878
Estimated dividends deduction (Note 4)                                   41,199
                                                                       --------
                                                                       $(18,321)
                                                                       ========
Pro Forma taxable operating income                                     $     --
                                                                       ========

ESTIMATE OF PRO FORMA OPERATING FUNDS AVAILABLE (NOTE 5)
  IN THOUSANDS):
Pro Forma taxable operating income before dividends deduction          $ 22,878
Add pro forma tax basis depreciation and amortization                    18,732
                                                                       --------
Estimate of pro forma operating funds available                        $ 41,610
                                                                       ========

Note 1 - The historical earnings from operations represents the Company's net income applicable to common shares as adjusted for depreciation and amortization for the year ended December 31, 1997 as reflected in the historical financial statements.

Note 2 - The historical earnings from operations represents the pro forma results of the Previously Reported Acquisitions, MRT Properties, Country Club Apartments, the MIG Residential REIT Properties and MIG Companies as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1997 included elsewhere in this report.

Note 3 - The tax basis depreciation of the Company is based upon the original purchase price allocated to the buildings, equipment and personal property, depreciated on a straight-line basis over a 40-, 12-, and 10-year life, respectively.

Note 4 - Estimated dividends deduction is based on the estimated dividend rate of $1.86 per share. Shares outstanding, on a pro forma basis are 22,150.

Note 5 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Associated Estates Realty
                                          Corporation


Date: March 30, 1998                    /s/ DENNIS W. BIKUN
-----------------------                 -------------------
                                            Dennis W. Bikun
                                            Chief Financial Officer & Treasurer
                                            Chief Accounting Officer

Exhibits

   2.01 Second Amendment and Restated Agreement and Plan of Merger by and among Associated Estates Realty Corporation (the "Company"),
            MIG Realty Advisors, Inc. ("MIGRA") and the MIGRA Stockholders dated as of March __, 1998

   2.02 Purchase Agreement by and between MIG REIT/Morgan Place, Inc. and the Company dated as of January 28, 1998

   2.03 Purchase Agreement by and between MIG REIT/Annen Woods, Inc. and the Company dated as of January 28, 1998

   2.04 Purchase Agreement by and between MIG Peachtree Corporation and the Company dated as of January 28, 1998

   2.05 Purchase Agreement by and between MIG Fleetwood, Ltd. and the Company dated as of January 28, 1998

   2.06 Purchase Agreement by and between MIG REIT Falls, L.L.C. and the Company dated as of January 28, 1998

   2.07 Purchase Agreement by and between MIG Zoth & Campbell Corporation and the Company dated as of January 28, 1998

   2.08 Purchase Agreement by and between Desert Oasis Corporation and the Company dated as of January 28, 1998

   2.09 Purchase Agreement by and between MIG Hampton Corporation and the Company dated as of January 28, 1998

  23.01     Consent of Price Waterhouse LLP

  23.02     Consent of Ernst & Young LLP